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                                                             EXHIBIT 10.1(VI)


                               SIXTH AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT


         SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Sixth Amendment"), dated effective as of September 16, 1994, between U.S. HOME CORPORATION, a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                R E C I T A L S:

         A. Borrower and Lender have previously entered into that certain Amended and Restated Loan Agreement, dated as of June 21, 1993, that certain First Amendment to Amended and Restated Loan Agreement, dated as of September 7, 1993, that certain Second Amendment to Amended and Restated Loan Agreement, dated as of September 15, 1993, that certain Third Amendment to Amended and Restated Loan Agreement, dated as of October 22, 1993, that certain Fourth Amendment to Amended and Restated Loan Agreement, dated effective as of December 31, 1994, and that certain Fifth Amendment to Amended and Restated Loan Agreement dated as of June 30, 1994 (as previously and hereafter amended from time to time, the "Loan Agreement").

         B. The parties hereto desire to further amend the Loan Agreement.


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GENEL COMPANY, INC.'S ARIZONA MORTGAGE BANKER'S NUMBER IS BK 8284
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         C. GENEL Company, Inc., an Oregon corporation, which is licensed as a mortgage banker in Arizona (Arizona Mortgage Banker Number BK 8284), has been engaged by Lender to, and did negotiate the terms of this Sixth Amendment as such terms relate to Arizona matters.

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

         1. DEFINITIONS

         In addition to the terms defined herein, capitalized terms used in this Sixth Amendment shall have the respective meanings ascribed thereto in the Loan Agreement.

         2. SIXTH AMENDMENT TO LOAN AGREEMENT

         The Loan Agreement is, effective as of the date hereof, amended as follows:

         2.1 Section 1 of the Loan Agreement is amended by adding or amending and restating, as the case may be, the definitions set forth below:

                 "'Land Account to Net Worth Ratio' shall mean, as at the date of determination thereof, the ratio of (i) the Land Account Balance (as defined in the Fifth Amendment) as of such date to (ii) Adjusted Consolidated Tangible Net Worth as of such date.

                 "'Sixth Amendment' shall mean that certain Sixth Amendment to Amended and Restated Loan Agreement, dated effective as of September 16, 1994, between Borrower and Lender."

                 "'Total Land Account Balance' shall mean, on any date, the net aggregate sum of book cost (net of reserves)





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         of (i) Land Held for Investment or in the Process of Development owned by Borrower or Guarantors on such date; (ii) Development Costs incurred by Borrower or Guarantors on such date; (iii) the USH Book Cost of all Finished Building Lots owned by Borrower or any Guarantor on such date; (iv) Option Deposits made by Borrower or Guarantors (including refundable Option Deposits) on such date; and (v) Advance Costs incurred by Borrower or Guarantors on such date."

                 2.2 Section 2.9(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "(a) Borrower shall pay interest to Lender monthly in arrears, on the first day of each month (each, an 'Interest Payment Date'), in an amount equal to the quotient of (i) an amount equal to (A) the sum of the daily unpaid principal amounts of the Loan outstanding on each day during the previous month multiplied by (B) a rate equal to the GECC Composite Commercial Paper Rate for the previous month plus 4.0% (the 'Stated Rate'), divided by (ii) 360."

                 2.3 Section 2.10(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "(a) Upon the effectiveness of the Sixth Amendment, Borrower is obligated to pay Lender a fee (the "Availability Fee") of $475,000 per annum, with such per annum amount to be pro rated for any partial year during which this Agreement is in effect. Upon the occurrence and during the continuation of an Event of Default, the Availability Fee will increase to $950,000 per annum and, if such Event of Default is cured by Borrower, the Availability Fee shall revert to the rate of $475,000 per annum. Upon the effectiveness of the Sixth Amendment, the entire amount of the Availability Fee for the remaining term of this Agreement (which, for purposes of this sentence, shall be calculated at the rate of $475,000 per annum notwithstanding the existence of an Event of Default on the date this Agreement is terminated) shall be deemed to be fully earned by Lender and the termination of this Agreement for any reason prior to June 21, 1997, shall not terminate the obligation of Borrower to pay the entire remaining amount of the Availability Fee for the anticipated term of this Agreement which, upon termination of this Agreement for any reason prior to June 21, 1997, shall become immediately due and payable in full. Borrower shall pay the Availability Fee to Lender in quarterly installments on the first





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         Business Day of each calendar quarter in immediately available funds;
         provided that to the extent the conditions of Section 2.2 hereof are met, the Availability Fee shall, at the option of Borrower, constitute a Revolving Credit Advance."

                 2.4 Subsection (c) of Section 7.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                 "(c) Maximum Land Account Balance. Borrower shall not, at any time, permit (i) its Land Account to Net Worth Ratio to be greater than 1.15 to 1.0 or (ii) its Total Land Account Balance to exceed $425,000,000."

                 2.5 Section 10.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

                 "10.2 Fees and Expenses. (a) Borrower shall, upon execution of this Agreement, and thereafter pay all reasonable out-of-pocket expenses of Lender in connection with the preparation and, subject to subsection (b)(i) below, administration of the Loan Documents (including the reasonable fees and expenses of all of its counsel and advisors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith). If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (iv) and (v), which shall be subject to an Event of Default having occurred and be continuing), Lender (or in the case of paragraphs (iv) and (v) below, any Assignee Lender) shall employ counsel or other advisors for advice or other representation or shall incur reasonable legal or other costs and expenses in connection with:

                          (i) subject to the terms of subsection (b)(ii)
                 below, any sale of participations, assignment, transfer or other disposition of Lender's interest in the Loan or any of the Loan Documents or any portion thereof;

                          (ii) any amendment, interpretation of,  modification
                 or waiver, or consent with respect to, any of the Loan Documents or, subject to the terms of subsection (b)(i) and
                 (iii) below, advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;





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                          (iii) any litigation, contest, dispute, suit,
                 proceeding or action (whether instituted by Lender or any Assignee Lender, Borrower, any Subsidiary of Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection herewith;

                          (iv) any attempt to enforce any rights of Lender  or
                 any Assignee Lender against Borrower, any Subsidiary of Borrower or any other Person, that may be obligated to Lender by virtue of any of the Loan Documents;

                          (v) any attempt to verify, protect, value,  collect,
                 sell, liquidate or otherwise dispose of the  Collateral;

         then, and in any such event, the attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this Section shall be payable, on demand, by Borrower to Lender (or as provided above to an Assignee Lender) and shall be additional Obligations secured under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: appraisers, liquidators, review of applicable Court filings, paralegal fees, costs and expenses; accountants' and investment bankers' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

                 (b) Notwithstanding the terms of subsection (a) hereof, (i) Borrower shall not be obligated to pay any of the expenses incurred by Lender (including the fees and expenses of its counsel and advisors) in connection with the qualification of properties as Eligible Collateral, for admittance of Eligible Collateral to the Borrowing Base or determinations or calculations of Borrowing Base Availability,
         (ii) Borrower shall only be obligated to pay 50% of the attorneys' and other parties' fees arising from the activities described in 10.2(a)(i) hereof and (iii) Lender shall be obligated for any expenses incurred by it in





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         connection with the issuance of mortgagee title policies or commitments issued in its favor (together with any related title company charges) and any fees of local real estate counsel incurred in connection therewith; provided, however, that Borrower shall remain obligated to pay all usual and customary fees and premiums for the issuance of owner's title policies (together with any related title company charges), all recording fees and all fees, costs and expenses for environmental matters, including environmental peer reports."

                 2.6 Schedule 1.1 to the Loan Agreement is hereby replaced in its entirety by the revised Schedule 1.1 attached to this Sixth Amendment as Exhibit A.

                 3. REPRESENTATIONS AND WARRANTIES

                 The Borrower hereby represents and warrants to Lender that:

                          (a) All the representations and warranties of the Loan Parties contained in the Loan Agreement or in any of the Loan Documents are true and correct on, and as if made on, the date of this Sixth Amendment, except to the extent that any such representation or warranty expressly relates to an earlier date and for changes therein permitted or contemplated by the Loan Agreement.

                          (b) After giving effect to this Sixth Amendment, no event has occurred and is continuing, or would result from the execution of this Sixth Amendment, which constitutes or would constitute a Default or an Event of Default.

                          (c) The execution, delivery and performance of this Sixth Amendment have been duly authorized by all necessary corporate action, and this Sixth Amendment is the legal and binding obligation of Borrower, enforceable in accordance with its terms.

                          (d) Borrower's execution, delivery and performance of this Sixth Amendment does not contravene, violate or conflict with any provision of any laws, statutes, rules, regulations or any order or any decree of any court to which Borrower or any of its Subsidiaries are





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         subject or any contract, agreement, or understanding to which Borrower or any of its Subsidiaries is a party.

                 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

                 4.1 Upon the effectiveness of this Sixth Amendment, from and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended hereby.

                 4.2 Except as specifically amended above, the Loan Agreement, and all other Loan Documents are and shall continue to be in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of Borrower and its Subsidiaries under the Loan Agreement, as amended hereby, and other Loan Documents.

                 4.3 Except as provided herein, the execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.





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                 5. MISCELLANEOUS

                 5.1 This Sixth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

                 5.2 In all respects, including all matters of construction, validity and performance, this Sixth Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

                 5.3 THIS SIXTH AMENDMENT, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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                 IN WITNESS WHEREOF, this Sixth Amendment has been duly
executed and is effective as of the date first above written.

                                               U.S. HOME CORPORATION



                                               By: /s/ THOMAS A. NAPOLI
                                                   Thomas A. Napoli
                                                   Vice President-Finance
                                                    and Chief Financial Officer


                                               GENERAL ELECTRIC CAPITAL
                                                   CORPORATION



                                               By: /s/ MARK T. LACOURSE
                                                   Mark T. LaCourse
                                                   Attorney-in-Fact





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                                   EXHIBIT A

                                  SCHEDULE 1.1


                 "Borrowing Base" shall mean all Eligible Collateral that Lender has not rejected in its sole discretion as constituting a portion of the Borrowing Base and with respect to which (a) Lender has a first priority Lien perfected as contemplated by the terms of this Agreement, subject only to Ordinary Course Liens; (b) Lender has received a binding mortgagee's policy of title insurance on ALTA Form B (1970 and 1984) or the appropriate state-specific form requested by Lender and otherwise in form and content satisfactory to Lender, to be obtained at Lender's expense, insuring that the Lien of the Collateral Documents constitutes a valid Lien encumbering the Real Estate, free and clear of all defects and encumbrances except for Ordinary Course Liens and such other Liens as Lender shall approve and naming Lender as insured, issued by a nationally recognized title insurance company acceptable to Lender, with no exceptions or exclusions other than as may be approved by Lender (together with legible copies of all permitted title exceptions), and in an amount not less than the value attributed to such Eligible Collateral by Lender, with the total amount of the title policies to be issued in Lender's favor to be (i) with respect to parcels of Real Estate located in the states of Arizona, California, Colorado, Maryland, Minnesota, Nevada, New Jersey and Virginia, in a maximum aggregate amount equal to the maximum principal amount of $95,000,000; and (ii) with respect to parcels of Real Estate located in the states of Texas, Florida or any other states not named in section (i) of this definition, in an amount equal to the "book value" attributed to each parcel by Lender. Notwithstanding the provisions of parenthetical (ii) of the immediately preceding sentence, with respect to parcels of Real Estate located in the state of Texas only, Lender hereby agrees that it will accept an interim construction binder of title insurance in lieu of the above described mortgagee's title insurance policy (but which otherwise meet all of the requirements of the preceding sentence), provided that (x) an Event of Default has not occurred; and (y) immediately upon Lender's request (whether or not an Event of Default has occurred), Borrower shall obtain, at Lender's expense, mortgagee's policies of title insurance on all parcels of Real Estate located in the state of Texas, which policies shall meet all of the requirements of the preceding sentence. Each title policy shall include such affirmative insurance as Lender may require and shall be in form and substance satisfactory to Lender's legal counsel. The title insurance policy shall be reinsured with such title companies, in such





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amounts and in such manner and form as shall be acceptable to Lender. In the event that a Lien (other than an Ordinary Course Lien) is filed against any Eligible Collateral subsequent to its admission to the Borrowing Base (whether or not such Lien is subordinate to the Lien perfected by Lender as contemplated by this Agreement), in addition to all other rights and remedies that Lender may have under this Agreement or the other Loan Documents, Lender shall be entitled, in its sole discretion, to remove the Eligible Collateral affected by such Lien from the Borrowing Base, effective immediately.




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